EXHIBIT 99

Live Current Media Announces Change in Independent Auditors

VANCOUVER, BC – December 22, 2009 – Live Current Media Inc. (OTCBB:LIVC), a media company built around content and commerce destinations, today announced that effective December 18, 2009, the Audit Committee of its Board of Directors appointed Davidson & Company LLP ("Davidson") as the Company's new independent auditors, replacing the firm of Ernst & Young LLP (“Ernst & Young”).  The decision to change auditors was not the result of any disagreement between the Company and Ernst & Young on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

About Live Current Media Inc.

Live Current builds, owns and operates some of the most powerful and engaging content and commerce destinations on the Internet, such as www.perfume.com. Through subject-specific DestinationHubs™, Live Current properties connect people to each other and to the information, brands, and products they are passionate about. Live Current has headquarters in Vancouver, Canada with a location in Seattle, WA and is publicly traded on the OTCBB (LIVC). For more information, visit www.livecurrent.com.

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of growth, earnings, revenue, cash or other financial items, any statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing.  These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, general economic conditions particularly as they relate to demand for our products and services; competitive factors; pricing pressures; changes in operating expenses; our ability to raise capital as and when we need it and other factors.  Live Current Media Inc. assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Contact:

Live Current
Andrea Laird
Investor Relations Contact
604-453-4870 or 1-866-898-4354
andrea@livecurrent.com